SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On January 16, 2007, Michael D. Loberg, Ph.D. was appointed to the Board of Directors of ArQule, Inc. (the “Registrant”).  Dr. Loberg will serve on the Compensation, Nominating and Governance Committee of the Board of Directors.  There was no arrangement or understanding between Dr. Loberg and the Registrant (or any other person known to the Registrant) pursuant to which Dr. Loberg was appointed.  Dr. Loberg will serve on the Registrant’s Board of Directors until its 2007 Annual Meeting of Stockholders, at which time the Registrant anticipates that Dr. Loberg will be nominated to serve for an additional term.

Under the Registrant’s Amended and Restated 1996 Director Stock Option Plan upon election as a director Dr. Loberg was automatically granted an option to purchase 20,000 shares of the Registrant’s common stock. This option becomes exercisable as to 6,668 shares on the date of the Registrant’s next annual meeting of stockholders following the date of grant and as to 6,666 shares on the date of each of the next two annual meetings of stockholders, so long as the director remains in office.  Should he continue to serve on the Registrant’s board immediately after each annual meeting of stockholders he will receive an automatic grant of an option to purchase 10,000 shares of common stock.  This option is fully exercisable on the date of grant. All options referred to in this paragraph have a term of ten years and an exercise price equal to the closing price of the Registrant’s common stock as reported by the NASDAQ Stock Market on the date of grant.

As a non-employee director, if Dr. Loberg is serving as a director prior to and immediately following any annual meeting of the Registrant’s stockholders, he will receive a $10,000 annual retainer. He will also receive $2,000 for each day he attends a meeting of directors. Under the Registrant’s 2005 Director Stock Compensation Plan, Dr. Loberg, as a non-employee director, may elect to receive all or part of his compensation for service as a director in the form of common stock in lieu of such cash fees.

Dr. Loberg served as president and chief executive officer of Nitromed from 2003 to 2006, and as chief executive officer from 1997 to 2003.  Previously, he served in a number of senior management positions at Bristol-Myers Squibb from 1979 to 1997, including president of the Oncology and Immunology, U.S. Primary Care, Northern Europe, Specialty Pharmaceuticals and Squibb Diagnostics divisions.

Dr. Loberg is also a director of Advanced Magnetics, Inc., Kereos and Inotek.  He holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Text of Press Release announcing the appointment of Dr. Loberg dated January 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business
Officer, General Counsel and Secretary

January 19, 2007